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 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
 1934
                           (AMENDMENT NO.      )

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                              AMP INCORPORATED
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 The following is the text of a radio advertisement first broadcast by AMP on October 1, 1998:

 Speaker        Dialog
 -------        ------

 Female voice:  Hmm. The paper says a New Jersey company is trying to takeover one of the biggest companies that still has its headquarters in Pennsylvania.

 Male voice:    Which Pennsylvania company?

 Female voice:  A company called AMP in Harrisburg. It says AMP is one of the biggest employers in Pennsylvania and does business with hundreds of other Pennsylvania companies.

 Male voice:    Gee, we sure don't want to lose any more corporate
                headquarters. Is anyone doing anything about it?

 Female voice:  It says the Pennsylvania General Assembly in Harrisburg is considering a way to give AMP more time to work out a plan so they can stay independent.

 Male voice:    That's a good idea. I'm going to call our representative and state senator. What should I tell them?

 Female voice:  AMP needs support for the AMP anti-takeover amendment.

 Male voice:    Ok. I'm looking up the number now.

 Female voice:  Good. We need to call right away.


 (ANNOUNCER: The preceding is not a solicitation of consent revocations. Participant information in such solicitation is on file with the Securities and Exchange Commission and may be obtained at AMP's website at www.amp.com.)